EXHIBIT 10.4

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (this “Agreement”) is entered into this 20th day of July, 2020, by APO Holdings, LLC, (“Lender” or “APO Holdings”), a Nevada company; and NYAcres, Inc., a New York corporation (a wholly-owned subsidiary of MCIG, INC.) (“Borrower” or “NYAcres”), with Lender and Borrower collectively referred to as the “Parties”.

WHEREAS, Lender loaned NYAcres a total of $58,706, starting January 2018; and,

WHEREAS, NYAcres has defaulted and the Lender seeks to collect $58,706 from NYAcres in settlement of this debt; and,

WHEREAS, MCIG agrees to issue 15,000,000 shares of its common stock to the Lender as payment of the $58,706; and,

WHEREAS, the Lender is a related party of MCIG, and this settlement agreement is a related party transaction, each of the Parties agree that this settlement is fair and that the settlement favors MCIG, and as such, desires to amicably settle, compromise and resolve all controversies and claims between themselves to avoid the burden and expense of arbitration or litigation.

NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants set forth in this Agreement, each of the Parties stipulate and agree to settle their differences as follows:

1. The Parties expressly incorporate the Recitals of this Agreement herein as a part hereof.

2. MCIG shall issue 15,000,000 shares of its common stock effective the day of the execution of this Settlement Agreement.

4. For valuable consideration, the receipt and sufficiency of which is expressly acknowledged, Lender hereby releases and forever discharges the Borrower, from all claims, obligations, actions, demands, rights, costs, expenses, compensation or causes of action of any nature whatsoever, whether based on a tort, contract, statutory or any other theory of recovery, and whether for compensatory, punitive, statutory or other forms of damage or relief, whether legal or equitable, arising from this settlement.

5. For valuable consideration, the receipt and sufficiency of which is expressly acknowledged, MCIG releases and forever discharges Lender from all claims, obligations, actions, demands, rights, costs, expenses, compensation or causes of action of any nature whatsoever, whether based on a tort, contract, statutory or any other theory of recovery, and whether for compensatory, punitive, statutory or other forms of damage or relief.

6. Each of the Parties declares and represents that no promise, inducement or agreement which is not specifically provided in this Agreement has been made by any Party to this Agreement; that this Agreement contains the entire agreement among the Parties; and that the terms of this Agreement cannot be modified except in writing signed by the Party against whom enforcement of such modification is sought.

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7. Each of the Parties agrees not to disclose to or discuss with any person (except as permitted in the next paragraph) the substance of this Agreement or matters relating to any act or omission of any Party in connection with any other Party.

8. Each of the Parties agrees that each will not knowingly, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of any Party or any other person or entity released herein, except as may be required by law, court order, government agency request or subpoena, or to defend itself in connection with a legal proceeding. Each of the Parties further agrees that each will not voluntarily participate in, or aid or encourage any other Party in connection with, any lawsuit or proceeding of any kind brought or asserted by any person or entity against a Party or any other person or entity released herein.

9. This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Nevada, without reference to its choice of law rules.

10. Any dispute between the Parties pertaining to this Agreement shall be resolved through binding arbitration conducted by the American Arbitration Association under the employment rules then in effect. The parties agree that any arbitration proceeding shall be conducted in Melbourne, Florida and consent to exclusive jurisdiction and venue there. The award of the arbitrator(s) shall be final and binding, and the parties waive any right to appeal the arbitral award, to the extent that a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance (a) to compel arbitration, (b) to obtain injunctive relief and interim measures of protection pending arbitration, and (c) to enforce any decision of the arbitrator(s), including but not limited to the final award.

11. This Agreement may be executed by facsimile and in one or more counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LENDER

/s/ Michael Pollastro
APO Holdings, LLC
Michael Pollastro

Date: July 20, 2020

BORROWER

/s/ Paul Rosenberg
NYAcres, Inc.
Paul Rosenberg

Date: July 20, 2020

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